UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2020, the Board of Directors (the “Board”) of Impinj, Inc. (the “Company”) amended and restated the Company’s bylaws (as amended and restated, the “Amended and Restated Bylaws”) in order to (i) provide for a majority voting standard in uncontested director elections and (ii) make certain other non-substantive technical edits and updates. The Amended and Restated Bylaws provide that, in uncontested elections, a nominee for director will be elected to the Board only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board also amended the Company’s corporate governance guidelines (as amended, the “Guidelines”) to include a director resignation policy consistent with the majority voting standard in the Amended and Restated Bylaws. The Guidelines require each incumbent nominee who does not receive the requisite majority vote in an uncontested election to promptly tender his or her resignation following certification of the stockholder vote. The Board will then decide whether to accept the resignation, based on the recommendation of its qualified independent directors, and will disclose its determination and reasoning in a filing with the Securities and Exchange Commission (the “SEC”).

Under the Amended and Restated Bylaws and the Guidelines, a plurality voting standard will continue to apply to any election in which (i) the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominations as set forth in the Amended and Restated Bylaws, which nomination has not been withdrawn on or before the 14th day prior to the Company’s filing of its definitive proxy statement with the SEC, or (ii) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.	Other Events.

The Guidelines also clarify the role that the Board’s nominating and corporate governance committee (the “NCGC”) plays in supporting diversity on the Board. The Guidelines reiterate the Company’s commitment to ensuring that the Board represents diverse experiences and perspectives, including diversity with respect to race, gender, geography and areas of expertise. The Guidelines provide that the NCGC will, and will instruct any search firm that it engages to, include highly qualified women and minority candidates in the pool from which director nominees are selected.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Impinj, Inc., adopted as of April 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

Date: April 16, 2020	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer